Exhibit 10.11

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (hereinafter “Agreement”) is made as of the 26 April 2021 (“Effective Date”), between ARS Pharmaceuticals, Inc. (“Company”) and Brent L. Saunders (“Consultant”). Company and Consultant also are each referred to herein individually as “Party” and collectively as the “Parties.”

BACKGROUND

The Company has products in development and is seeking consultation and assistance with regulatory and development work. The Company wishes to retain the Consultant to help support the current and future development of products in their pipeline. The Company and the Consultant are willing to accept such engagement on the terms and conditions of this Agreement.

In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.	DUTIES

A. The Consultant shall provide general advice and assistance to the Company with respect to the development of current and future drug products (“Products”), including support for (i) investor relations, (ii) financing activities and (iii) commercial launch preparation including building and/or recruiting a commercial team. Upon request, the Consultant shall perform other activities as directed by the Company. In the event the Company decides to implement strategies or make business decisions based on any opinions, advice or assistance of Consultant, the Company does so at its own risk and without any recourse against the Consultant for any opinions, advice or assistance given.

B. Consultant also agrees to observe all reasonable policies and directives, including quality systems procedures, promulgated from time to time by Company’s officers and Board of Directors, including but not limited to, providing Company with monthly time sheets setting forth in reasonable detail the amount of hours worked and the services performed.

C. The Parties agree that this Agreement shall not interfere with Consultant’s ability to undertake other full time employment or pursue other full time business opportunities not involving the Company, nor to restrict Consultant’s ability to travel or relocate his personal residence.

Brent Saunders-ARS	Confidential

2.	FEES AND EXPENSES

A. Company shall pay to Consultant compensation as outlined in Schedule A of this agreement.

B. Compensation shall be payable without deductions for federal income, social security, or state income taxes. Consultant acknowledges and agrees that this Agreement shall not give or extend to Consultant any rights with respect to additional contributions by Company to any deferred compensation plan, bonus plans, or fringe benefits, and further agrees to hold Company harmless from any taxes which may be assessed against Consultant in connection with payments to the Consultant under the terms of this Agreement.

C. During the term of this Agreement, the Company shall reimburse Consultant for all business expenses reasonably incurred by the Consultant in the performance of Services provided that such business expenses were approved by the Company. Consultant will submit to the Company a written accounting or other adequate documentary evidence of such expenses consistent with the reimbursement policies of Company. The Company agrees to reimburse Consultant for such expenses within fifteen (30th) business days of receipt of each such expense accounting.

3.	INDEPENDENT CONTRACTOR

A. In the performance of this Agreement, it is mutually understood and agreed that Consultant is at all times acting and performing as an independent contractor with, and not as the employee of, Company, and no act, or failure to act, by any party hereto shall be construed to make or render the other party its partner, joint venturer, employee or associate.

B. The Consultant shall have no authority to bind the Company to, or assume, enter into, or act on behalf of the Company for, any obligation, agreement or act.

Brent Saunders-ARS	Confidential

4.	CONFIDENTIALITY

As stipulated in the 3 November 2020 Confidentiality Agreement, Company or Consultant shall not disclose any of the aforesaid trade secrets or other proprietary information directly or indirectly to any third party, or use them in any way either during the term of this Agreement or at any time thereafter, except as reasonably necessary to perform services pursuant to this Agreement.

5.	OWNERSHIP RIGHTS

Except as specifically provided herein, Company shall retain all rights to all Investigational New Drug Applications (INDs), Abbreviated New Drug Applications (ANDAs), New Drug Applications (NDAs) or any other rights whatsoever to the Products whether or not such rights result from the Consultant’s efforts or collaborative efforts on the Products. The Consultant further agrees that upon demand, Consultant will execute and deliver to Company such documents relating to the Products or the Project as may be deemed necessary or advisable by Company for filing in the appropriate regulatory office to protect the legitimate interests of Company. It is recognized and understood that the existing inventions and technologies of Company or the Consultant are their separate property, respectively, and are not affected by this Agreement (including, but not limited to the Confidential Information). Neither Party shall have any claims to, nor rights in, such existing inventions and technologies of the other Party. Any and all inventions and discoveries arising from this collaboration, including any inventions, modifications, or discoveries based, in whole or in part, on Confidential Information, are the sole and exclusive property of Company, unless otherwise agreed to by the Parties. Notwithstanding the foregoing, the Company grants an exclusive right to Consultant, at Consultant’s expense, to execute any and all applications, assignments or other instruments and give testimony necessary to apply for and obtain letters of patent of the United States or of any foreign country or to otherwise protect Sponsor’s interest therein. The obligations of the Parties under this Section 5 shall continue beyond the termination of this Agreement and shall be binding upon the Parties.

6.	TERM AND TERMINATION

A. The term of this Agreement shall begin on the Effective Date and shall terminate after 12 months unless terminated earlier pursuant to this Section. The term of this Agreement may be extended by mutual written agreement of the Parties.

B. This Agreement can be terminated by either party upon sixty (60) days prior written notice to the other; provided, however, that Company shall pay Consultant for all services rendered prior to the termination.

Brent Saunders-ARS	Confidential

7.	SEVERABILITY

If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid or illegal provisions shall not affect the remainder of this Agreement.

8.	ENTIRE AGREEMENT

This instrument contains the entire Agreement of the parties and it supersedes any other agreement between Company and the Consultant. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both Parties.

9.	LAWS

The validity of this Agreement and the interpretation and performance of all its terms shall be governed by the substantive laws of the State of California.

10.	WAIVER

Failure of either party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.

11.	INDEMNIFICATION

Company agrees to indemnify and hold harmless Consultant, and each of its directors, officers, employees, agents, heirs and assigns from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys’ fees and expenses related to the defense of any claims), joint or several, which may be asserted against Consultant or for which they may now or hereafter become subject arising in connection with any activity of the Company, including but not limited to alleged or actual failure by the Company to comply with any requirement applicable to the Company under any federal, state, or local law or regulation, provided that such claims have not been caused by the gross negligence or willful or wanton misconduct of Consultant.

Brent Saunders-ARS	Confidential

12.	NOTICES

All notices and any other acts required or permitted under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

COMPANY:	ARS Pharmaceuticals, Inc
3525 Del Mar Heights Rd., #855 San Diego, CA 92130

CONSULTANT:	Brent L. Saunders

12.	ASSIGNMENT

Neither Party shall assign or delegate any rights, duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party.

13.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

ARS Pharmaceuticals, Inc.		Vesper Healthcare Acquisition Corp.

By:	/s/ Richard E. Lowenthal	/s/ Brent L. Saunders
	Richard E. Lowenthal President & CEO	Brent L. Saunders President, CEO & Chairman

Date:	5/3/2021	Date: 5/3/2021

Brent Saunders-ARS	Confidential

SCHEDULE A

COMPENSATION

1.	Compensation.

1.1.

Subject to approval by the Company’s Board of Directors (the “Board”), and pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”), the Company shall grant you an option to purchase 500,000 shares of the Company’s common stock at the fair market value as determined by the Board as of the date of grant (the “Option”). The Option will be subject to the terms and conditions of the Plan and your grant agreement. Your grant agreement will include a four years vesting schedule, under which 25 percent of your shares will vest after twelve months, with the remaining shares vesting monthly thereafter, until either the Option is fully vested or your service ends, whichever occurs first. Notwithstanding the foregoing, (i) only service pursuant to this Agreement shall qualify as Continuous Service under the Plan for purposes of the continued vesting of this Option and (ii) the vesting of the shares subject to your Option will accelerate in full immediately prior to the consummation of Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as currently in effect) provided that you provide Continuous Service to the Company pursuant to this Agreement through such date.

Brent Saunders-ARS	Confidential

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT (“Amendment”) to the Consulting Agreement dated as of April 26, 2021 (“Agreement”), by and between Brent L. Saunders (the “Consultant”) and ARS Pharmaceuticals, Inc. (the “Company”), is effective as of April 25, 2022 (the “Amendment Effective Date”). All capitalized terms used herein shall have the same meaning as defined in the Agreement.

WHEREAS, Consultant and Company desire to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and promises contained in the Agreement as amended hereby, Consultant and Company, intending to be bound, hereby agree that the Agreement shall be amended as follows:

1.	The term of the Agreement shall continue to renew automatically on an annual basis unless the Company or Consultant terminate the Agreement as described in Section 6 of the Agreement.

2.	All other terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their authorized representatives effective as of the date set forth above.

ARS Pharmaceuticals, Inc.		Vesper Healthcare Acquisition Corp.

By:	/s/ Richard E. Lowenthal	By:	/s/ Brent L. Saunders
	Richard E. Lowenthal President & CEO		Brent L. Saunders President, CEO & Chairman

ARS Pharmaceuticals, Inc., 11682 El Camino Real, Suite 120, San Diego, CA 92130